MORRISON & & HECKER L.L.P.
                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                                  Kansas City,
                               Missouri 64108-4606
                                 Telephone (816)
                                    691-2600
                             Telefax (816) 474-4208


                                 April 13, 1998


Kinder Morgan Energy Partners, L.P.
1301 McKinney Street, Suite 3450
Houston, Texas 77010

      Re:  Kinder Morgan Energy Partners, L.P.: Form S-4 Registration Statement

Ladies and Gentlemen:

      We have acted as counsel to Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and Kinder Morgan G.P., Inc., a Delaware corporation and the general partner of the Partnership (the "KM General Partner"), in connection with the preparation of the Registration
Statement on Form S-4 (Registration No. 333-46709) (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") on April 13, 1998. The Registration Statement covers a total of 11,325,925 Common Units of the Partnership ("Common Units") representing limited partner interests in the Partnership to be exchanged for the Variable Rate Exchangeable Debentures of SFP Pipeline Holdings, Inc. ("SFPH") due 2010 (the "VREDs") pursuant to an Indenture dated as of September 13, 1990 between SFPH and First Trust of California, National Association (successor trustee to Bank of America National Trust and Savings Association, successor by merger to Security Pacific National Bank, as amended by the First Supplemental Indenture dated as of March 6, 1998
(collectively, the "Indenture"). Capitalized terms used herein without definition have the respective meanings set forth in the Registration Statement.

      In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement and the attached Exchange Prospectus and Resale Prospectus (as such terms are defined in the Registration Statement); (2) the Indenture; (3) the Partnership's Second Amended and Restated Agreement of Limited Partnership dated January 14, 1998; and (4) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

      Our opinion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations under such Code, judicial authority and current administrative rulings and practice, all as of the date of this letter, and all of which may change at any time.

      In addition, our opinions are based on the facts and circumstances set forth in the Exchange Prospectus and the Resale Prospectus and on certain representations made by the Partnership and the KM General Partner. We have not made an independent investigation of such facts. Our opinion as to the matters set forth herein could change as a result of changes in

  Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas / Wichita, Kansas

Kinder Morgan Energy Partners, L.P.
April 13, 1998
Page 2


facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.

      Based upon and subject to the foregoing and assuming compliance with all provisions of the documents referenced above, we are of the opinion that for federal income tax purposes (i) the Partnership and its operating partnerships are and will continue to be classified as partnerships and not as associations taxable as corporations; and (ii) each VRED holder who acquires beneficial ownership of the Partnership's Common Units pursuant to the Exchange Offer and has executed and delivered a letter of transmittal, and either has been admitted or is pending admission to the Partnership as an additional limited partner or who has acquired beneficial ownership and whose Common Units are held by a nominee, will be treated as a partner of the Partnership for federal income tax purposes.

      Further, we are of the opinion that the discussion of federal income tax consequences set forth in the Exchange Prospectus and the Resale Prospectus under the headings "Summary--Certain Federal Income Tax Considerations", "Risk Factors--Tax Risks (in the Resale Prospectus), "Risk Factors--Tax Risks--The Exchange Offer" (in the Exchange Prospectus) and "Risk Factors--Tax Risks--Ownership of Common Units" (in the Exchange Prospectus) and "Material Federal Income Tax Considerations" are accurate in all material respects as to matters of law and legal conclusions.

      This opinion may be relied upon by you, the VRED holders and the Partnership. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to this firm under the heading "Summary--Certain Federal Income Tax Considerations", "Risk Factors--Tax Risks" (in the Resale Prospectus), "Risk Factors-- Tax Risks--The Exchange Offer" (in the Exchange Prospectus) and "Risk Factors--Tax Risks--Ownership of Common Units" (in the Exchange Prospectus), "Material Federal Income Tax Considerations" and "Legal Matters" in the Exchange Prospectus and the Resale Prospectus forming part of the Registration Statement.


                               Very truly yours,

                               /s/ MORRISON & HECKER L.L.P.